UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     July 19, 2004

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey		07061-1615

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (908) 903-2000

Not Applicable

(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE

Item 9. Regulation FD Disclosure.

On July 19, 2004, The Chubb Corporation issued a press release announcing that two of its subsidiaries, Federal Insurance Company and Pacific Indemnity Company, have entered into a settlement agreement with Aquila, Inc. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION

Date: July 20, 2004	By:	/s/ Joanne L. Bober

		Name:	Joanne L. Bober
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
DATED JULY 19, 2004

Exhibit No.	Description
99.1	Press release dated July 19, 2004